Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
PARTNERS INTERNATIONAL SELECT GROWTH FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
OCTOBER 31, 2008


RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND
SEEKS TO PROVIDE SHAREHOLDERS WITH LONG-TERM CAPITAL
GROWTH.



                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    6

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   16

Statement of Assets and
  Liabilities......................   27

Statement of Operations............   28

Statements of Changes in Net
  Assets...........................   29

Financial Highlights...............   30

Notes to Financial Statements......   35

Report of Independent Registered
  Public Accounting Firm...........   50

Federal Income Tax Information.....   52

Board Members and Officers.........   53

Proxy Voting.......................   58



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
2  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Partners International Select Growth Fund (the Fund) Class A shares declined 50.70% (excluding sales charge) for the 12 months ended Oct. 31, 2008.

> The Fund underperformed its benchmark, the Morgan Stanley Capital
  International (MSCI) EAFE Growth Index, which lost 44.63% during the same period.

> The Fund underperformed its peer group, as represented by the Lipper
  International Multi-Cap Growth Funds Index, which fell 49.72%.

ANNUALIZED TOTAL RETURNS (for period ended Oct. 31, 2008)
--------------------------------------------------------------------------------



                                                                Since
                                  1 year  3 years  5 years  inception(a)
------------------------------------------------------------------------
RiverSource Partners
  International Select Growth
  Fund Class A (excluding sales
  charge)                        -50.70%   -5.73%   +3.48%     +4.21%
------------------------------------------------------------------------
MSCI EAFE Growth Index
  (unmanaged)                    -44.63%   -3.87%   +3.69%     +4.27%
------------------------------------------------------------------------
Lipper International Multi-Cap
  Growth Funds Index             -49.72%   -4.46%   +3.86%     +4.25%
------------------------------------------------------------------------



(a) Fund data is from Sept. 28, 2001. MSCI EAFE Growth Index and Lipper peer group data is from Oct. 1, 2001.

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                    X     LARGE
                    X     MEDIUM   SIZE
                    X     SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                  Total  Net expenses(a)
----------------------------------------
Class A           1.56%       1.38%
----------------------------------------
Class B           2.32%       2.15%
----------------------------------------
Class C           2.32%       2.14%
----------------------------------------
Class I           1.10%       0.94%
----------------------------------------
Class R4          1.39%       1.24%
----------------------------------------


(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.06% for the year ended Oct. 31, 2008), will not exceed 1.44% for Class A, 2.21% for Class B, 2.20% for Class C, 1.00% for Class I and 1.30% for Class R4.

Investments in small- and mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.


--------------------------------------------------------------------------------
4  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT OCT. 31, 2008
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 9/28/01)        -50.70%   -5.73%   +3.48%    +4.21%
-----------------------------------------------------------------------
Class B (inception 9/28/01)        -51.01%   -6.50%   +2.67%    +3.40%
-----------------------------------------------------------------------
Class C (inception 9/28/01)        -50.99%   -6.44%   +2.68%    +3.41%
-----------------------------------------------------------------------
Class I (inception 3/4/04)         -50.46%   -5.30%     N/A     +1.38%
-----------------------------------------------------------------------
Class R4 (inception 9/28/01)       -50.47%   -5.46%   +3.72%    +4.44%
-----------------------------------------------------------------------

With sales charge
Class A (inception 9/28/01)        -53.52%   -7.57%   +2.27%    +3.35%
-----------------------------------------------------------------------
Class B (inception 9/28/01)        -53.33%   -7.38%   +2.39%    +3.40%
-----------------------------------------------------------------------
Class C (inception 9/28/01)        -51.54%   -6.44%   +2.68%    +3.41%
-----------------------------------------------------------------------




AT SEPT. 30, 2008
                                                               SINCE
Without sales charge               1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 9/28/01)       -32.45%   +1.66%  +10.51%    +8.16%
----------------------------------------------------------------------
Class B (inception 9/28/01)       -33.02%   +0.89%   +9.66%    +7.33%
----------------------------------------------------------------------
Class C (inception 9/28/01)       -32.95%   +0.92%   +9.68%    +7.34%
----------------------------------------------------------------------
Class I (inception 3/4/04)        -32.24%   +2.08%     N/A     +7.23%
----------------------------------------------------------------------
Class R4 (inception 9/28/01)      -32.12%   +1.95%  +10.75%    +8.39%
----------------------------------------------------------------------

With sales charge
Class A (inception 9/28/01)       -36.35%   -0.34%   +9.21%    +7.26%
----------------------------------------------------------------------
Class B (inception 9/28/01)       -36.05%   -0.06%   +9.38%    +7.33%
----------------------------------------------------------------------
Class C (inception 9/28/01)       -33.56%   +0.92%   +9.68%    +7.34%
----------------------------------------------------------------------


Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.


--------------------------------------------------------------------------------
  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

At Oct. 31, 2008, approximately 40% of the Fund's shares were owned in aggregate by affiliated funds of funds managed by RiverSource Investments, LLC (RiverSource Investments). As a result of asset allocation decisions by RiverSource Investments, it is possible RiverSource Partners International Select Growth Fund may experience relatively large purchases or redemptions from affiliated funds of funds (see page 45, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource Partners International Select Growth Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds of funds. For more information on the Fund's expenses, see the discussions beginning on pages 14 and 41.

RiverSource Partners International Select Growth Fund is managed by two independent money management firms and each invests a portion of the portfolio's assets. As of Oct. 31, 2008, Principal Global Investors, LLC (Principal) and Columbia Wanger Asset Management, L.P. (Columbia WAM) managed 64% and 36% of the portfolio, respectively.

Dear Shareholders,

RiverSource Partners International Select Growth Fund (the Fund) Class A shares declined 50.70% (excluding sales charge) for the 12 months ended Oct. 31, 2008. The Fund underperformed its benchmark, the Morgan Stanley Capital International
(MSCI) EAFE Growth Index, which lost 44.63% during the same period. The Fund underperformed its peer group, as represented by the Lipper International Multi-Cap Growth Funds Index, which fell 49.72%.

COUNTRY DIVERSIFICATION (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Australia                                   4.2%
------------------------------------------------
Austria                                     0.5%
------------------------------------------------

Belgium                                     0.7%
------------------------------------------------

Brazil                                      0.8%
------------------------------------------------

Cambodia                                    0.1%
------------------------------------------------

Canada                                      4.6%
------------------------------------------------

Chile                                       0.5%
------------------------------------------------

China                                       0.9%
------------------------------------------------

Czech Republic                              0.2%

------------------------------------------------


--------------------------------------------------------------------------------
6  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


Denmark                                     1.2%
------------------------------------------------

Finland                                     1.6%
------------------------------------------------

France                                      5.0%
------------------------------------------------

Germany                                     5.8%
------------------------------------------------

Greece                                      0.9%
------------------------------------------------

Hong Kong                                   2.7%
------------------------------------------------

India                                       1.2%
------------------------------------------------

Indonesia                                   0.1%
------------------------------------------------

Ireland                                     0.5%
------------------------------------------------

Italy                                       1.1%
------------------------------------------------

Japan                                      22.2%
------------------------------------------------

Luxembourg                                  0.7%
------------------------------------------------

Mexico                                      0.4%
------------------------------------------------

Netherlands                                 5.0%
------------------------------------------------

New Zealand                                 0.1%
------------------------------------------------

Norway                                      0.7%
------------------------------------------------

Poland                                      0.1%
------------------------------------------------

Portugal                                    0.2%
------------------------------------------------

Russia                                       --%
------------------------------------------------

Singapore                                   1.2%
------------------------------------------------

South Africa                                0.9%
------------------------------------------------

South Korea                                 0.7%
------------------------------------------------

Spain                                       2.2%
------------------------------------------------

Sweden                                      1.4%
------------------------------------------------

Switzerland                                 9.7%
------------------------------------------------

Taiwan                                      0.6%
------------------------------------------------

United Kingdom                             16.5%
------------------------------------------------

United States                               1.7%
------------------------------------------------
Other(1)                                    3.1%
------------------------------------------------


(1) Cash & Cash Equivalents.

SIGNIFICANT PERFORMANCE FACTORS
PRINCIPAL: Stock selection within our portion of the Fund's portfolio was most effective in the energy, consumer staples and health care sectors, more specifically in the food and staples retailing and pharmaceuticals industry groups. From a country perspective, stock selection was most effective in Italy and the Netherlands.


--------------------------------------------------------------------------------
  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


FAST RETAILING CO., a Japanese casual clothing retailer, NESTLE, the Swiss food and beverage provider, and FAMILY MART CO., a Japanese convenience store operator, were among the stocks that met our selection requirements.

While our investment philosophy and process appropriately guided us away from the greatest sources of strains in the financials sector, including many of the most troubled banks and brokers, exposure to cyclical industrials, consumer discretionary and materials stocks detracted most from performance. Specifically, stock selection among capital goods companies was especially weak during the period. From a country perspective, stock selection was least effective in Japan, the United Kingdom and Germany.

The largest detractors from portfolio performance for the annual period included VESTAS WIND SYSTEMS, the Danish manufacturer of wind power systems and turbines, KOMATSU, the Japanese manufacturer of earth moving equipment and ABB, the Swiss manufacturer of electrical equipment. The stocks of these and many other companies were negatively impacted by market uncertainties and fear of a potential global economic slowdown that could threaten future profitability.


TOP TEN HOLDINGS (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Nestle (Switzerland)                        2.5%
------------------------------------------------
Novartis (Switzerland)                      2.1%
------------------------------------------------
GlaxoSmithKline (United Kingdom)            1.6%
------------------------------------------------
Telefonica (Spain)                          1.4%
------------------------------------------------
E.ON (Germany)                              1.4%
------------------------------------------------
Roche Holding (Switzerland)                 1.2%
------------------------------------------------
GDF Suez (France)                           1.2%
------------------------------------------------
BHP Billiton (Australia)                    1.2%
------------------------------------------------
British American Tobacco (United Kingdom)   1.0%
------------------------------------------------
BG Group (United Kingdom)                   1.0%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."
Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
8  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


COLUMBIA WAM: On a regional basis, our portion of the Fund's portfolio benefited from strong stock selection in the United Kingdom and Ireland and, to a lesser extent, an underweight in emerging markets, which were among the worst performers for the period. During the annual period, Japan distinguished itself as one of the more resilient markets, falling less than the other major regions. Despite increasing the Japanese weighting in our segment throughout the year, a relative underweight and poor performance from Japanese stocks detracted from results.

The materials sector was the worst performer by many measures. Both a modest underweight and strong stock selection within the sector helped performance. SQM (formerly Sociedad Quimica y Minera de Chile), a Chilean fertilizer producer, saw meaningful price appreciation during the year. The company has benefited from the growing use of its products as diets around the world create new agricultural demand. We believe the company is well positioned to continue to exploit this trend. A modest overweight in health care was also a positive. Health care is always needed, regardless of economic conditions, and is normally a defensive sector during an economic downturn.

Poor performance from financials and energy stocks in our portion of the Fund's portfolio took a toll during the period. Our portion of the Fund's portfolio is heavily underweight financials and did not own many banks. Our segment's financial exposure is largely in financial exchanges, including SINGAPORE EXCHANGE and HONG KONG EXCHANGES AND CLEARING. These stocks plunged dramatically over the last 12 months as the


  We are not pleased with the relative results of the past year, but remain resolutely confident that our investment philosophy and process will be effective over time. -- Principal






--------------------------------------------------------------------------------
  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------



economic environment in that region eroded, decreasing investor activity.

Our portion of the Fund's portfolio has, for several years, maintained a modest overweight in energy-related stocks with an emphasis on service companies that provide equipment and technology to the major oil companies. Several of these service provider stocks declined as oil retreated during the period and investors questioned whether their projects were still viable at lower oil prices. Netherlands-based FUGRO was the largest dollar loser during the period, suffering a very sharp decline.

CHANGES TO THE FUND'S PORTFOLIO
PRINCIPAL: No material changes to our portion of the portfolio were made other than individual stock purchases and sales that were consistent with our investment philosophy and process. As we have noted in the past, our approach can be susceptible to periods of under performance during major inflection points in the market, particularly those in which macro considerations and market technicals overshadow company-specific fundamentals. The past several months have been one of those periods. We have seen stocks sold for momentum reasons, not based on fundamentals as we define them. In many instances, stocks that continue to offer earnings growth at reasonable valuations experienced selling pressure based on their historical success characteristics or due to liquidity considerations related to negative market sentiment, not based on their fundamental characteristics.

COLUMBIA WAM: For several years we have maintained an overweight in Europe at the expense of other developed markets. Though still overweight in Europe, the relative weight declined during the period as we increased weightings in both Japan and Asia. We believe fundamentals in Japan, where expectations are already quite low, look less dreary than other markets and valuations are increasingly attractive.

We believe many of our industrial companies are less cyclical than the average company in this sector due to the nature of their businesses and the structural developments in their end markets. However, we are carefully monitoring the fundamentals on a company-by-company basis and have sold or reduced positions in some of the lower quality names that we expect to be more cyclical. We re-examined our financials

--------------------------------------------------------------------------------
10  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



underweight and recently bought positions in companies that pose limited balance sheet and refinancing risks.

OUR FUTURE STRATEGY
PRINCIPAL: As the market environment begins to stabilize, as we believe it will, and the fundamental change of individual companies is once again acknowledged, we have every confidence that our investment process will again be rewarded. We are not pleased with the relative results of the past year, but remain resolutely confident that our investment philosophy and process will be effective over time. We will continue our strategic focus on companies with growth characteristics that demonstrate improving business fundamentals, rising investor expectations and attractive relative valuations. We will maintain the necessary patience to weather the inevitable inflection points that arise periodically due to macroeconomic and technical influences in the market.

COLUMBIA WAM: The opportunity to be selective buyers has been enhanced by what appears to be indiscriminate, forced selling by other market participants. Few stocks are expensive at current levels and we continue to focus on finding companies with attractive business models and the ability to weather the current downturn. In cases where companies have debt, we are scrutinizing their balance sheets to ensure that the potential payoff is commensurate with the risk and we are managing position sizes carefully.




(COLUMBIAWANGER LOGO)                  (PRINCIPALGLOBAL LOGO)



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Partners International Select Growth Fund Class A shares (from 10/1/01 to 10/31/08)* as compared to the performance of two widely cited performance indices, the Morgan Stanley Capital International (MSCI) EAFE Growth Index and the Lipper International Multi-Cap Growth Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from Sept. 28, 2001. MSCI EAFE Growth Index and Lipper peer group data is from Oct. 1, 2001.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Oct. 31, 2008                                                              SINCE
                                                     1 YEAR   3 YEARS   5 YEARS   INCEPTION(3)
RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $4,648    $7,897   $11,188      $12,626
----------------------------------------------------------------------------------------------
        Average annual total return                 -53.52%    -7.57%    +2.27%       +3.35%
----------------------------------------------------------------------------------------------
MSCI EAFE GROWTH INDEX(1)
        Cumulative value of $10,000                  $5,537    $8,883   $11,986      $13,447
----------------------------------------------------------------------------------------------
        Average annual total return                 -44.63%    -3.87%    +3.69%       +4.27%
----------------------------------------------------------------------------------------------
LIPPER INTERNATIONAL MULTI-CAP GROWTH FUNDS INDEX(2)
        Cumulative value of $10,000                  $5,028    $8,721   $12,085      $13,434
----------------------------------------------------------------------------------------------
        Average annual total return                 -49.72%    -4.46%    +3.86%       +4.25%
----------------------------------------------------------------------------------------------



Results for other share classes can be found on page 5.


--------------------------------------------------------------------------------
12  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND LINE GRAPH)

                             RIVERSOURCE PARTNERS
                             INTERNATIONAL SELECT
                                  GROWTH FUND
                                    CLASS A                             LIPPER INTERNATIONAL
                                (INCLUDES SALES         MSCI EAFE         MULTI-CAP GROWTH
                                     CHARGE)          GROWTH INDEX(1)       FUNDS INDEX(2)
                             --------------------    ---------------    --------------------
10/1/01                          $ 9,425               $10,000                $10,000
10/01                              9,627                10,398                 10,428
10/02                              8,362                 9,210                  8,739
10/03                             10,641                11,218                 11,116
10/04                             12,573                12,826                 12,612
10/05                             15,073                15,138                 15,405
10/06                             19,175                18,833                 19,797
10/07                             25,610                24,286                 26,718
10/08                             12,626                13,447                 13,434




(1) The MSCI EAFE Growth Index, an unmanaged index, is compiled from a composite of securities markets in Europe, Australia and the Far East. The index represents the growth half of the market capitalizations of each country index, determined by price/book value, from the standard MSCI country indices. The index covers the full range of developed, emerging and MSCI All Country indices, including Free indices where applicable. The Country Growth indices are aggregated into regional Growth indices to create the composite. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper International Multi-Cap Growth Funds Index includes the 10 largest international multi-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from Sept. 28, 2001. MSCI EAFE Growth Index and Lipper peer group data is from Oct. 1, 2001.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE  ---------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Oct. 31, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 MAY 1, 2008   OCT. 31, 2008  THE PERIOD(A)  EXPENSE RATIO
-----------------------------------------------------------------------------------------------
Class A
-----------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  559.30        $ 5.90(c)      1.50%
-----------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,017.64        $ 7.63(c)      1.50%
-----------------------------------------------------------------------------------------------

Class B
-----------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  556.50        $ 8.87(c)      2.26%
-----------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,013.81        $11.47(c)      2.26%
-----------------------------------------------------------------------------------------------

Class C
-----------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  556.70        $ 8.87(c)      2.26%
-----------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,013.81        $11.47(c)      2.26%
-----------------------------------------------------------------------------------------------

Class I
-----------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  560.90        $ 4.41(c)      1.12%
-----------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.56        $ 5.70(c)      1.12%
-----------------------------------------------------------------------------------------------

Class R4
-----------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  560.70        $ 5.55(c)      1.41%
-----------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.10        $ 7.17(c)      1.41%
-----------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Oct. 31, 2008: -44.07% for Class A, -44.35% for Class B, -44.33% for Class C, -43.91% for Class I and -43.93% for Class R4.
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.44% for Class A, 2.21% for Class B, 2.20% for Class C, 1.00% for Class I and 1.30% for Class R4. Any amounts waived will not be reimbursed by the Fund. This change was effective Nov. 1, 2008. If this change had been in place for the entire six month period ended Oct. 31, 2008, the actual expenses paid would have been $5.46 for Class A, $8.47 for Class B, $8.44 for Class C, $3.74 for Class I and $4.92 for Class R4; the hypothetical expenses paid would have been $7.07 for Class A, $10.97 for Class B, $10.92 for Class C, $4.84 for Class I and $6.36 for Class R4.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

OCT. 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES



COMMON STOCKS (96.7%)(C)
ISSUER                                                 SHARES                VALUE(a)
AUSTRALIA (4.2%)
Australian Stock Exchange                                30,000              $602,083
BHP Billiton                                            230,250             4,421,058
Billabong Intl                                          155,000             1,238,434
Centennial Coal                                         226,795               533,044
CSL                                                      76,559             1,860,918
Leighton Holdings                                        43,763               727,297
Mount Gibson Iron                                       292,336(b)             73,119
OneSteel                                                214,024               491,444
Origin Energy                                           153,032             1,604,046
Perpetual                                                35,000               814,601
Rio Tinto                                                38,029             1,966,312
Sino Gold Mining                                        323,000(b)            743,575
Sonic Healthcare                                         97,607               891,528
                                                                      ---------------
Total                                                                      15,967,459
-------------------------------------------------------------------------------------

AUSTRIA (0.5%)
OMV                                                      20,288               649,187
Verbund Series A                                         23,257             1,099,820
                                                                      ---------------
Total                                                                       1,749,007
-------------------------------------------------------------------------------------

BELGIUM (0.7%)
Colruyt                                                   4,203               944,315
Eurofins Scientific                                       8,000               447,988
Groupe Bruxelles Lambert                                  8,156               598,950
Mobistar                                                 10,571               701,244
                                                                      ---------------
Total                                                                       2,692,497
-------------------------------------------------------------------------------------

BRAZIL (0.8%)
Localiza Rent A Car                                     117,300               456,589
Natura Cosmeticos                                        70,000               590,361
Porto Seguro                                            150,000               747,220
Suzano Papel e Celulose                                 196,000             1,167,099
                                                                      ---------------
Total                                                                       2,961,269
-------------------------------------------------------------------------------------

CAMBODIA (0.1%)
NagaCorp                                              2,500,000               436,171
-------------------------------------------------------------------------------------

CANADA (4.6%)
Agrium                                                   19,400               743,349
Alimentation Couche-Tard                                 58,100               783,539
Brookfield Asset Management Cl A                         71,600             1,253,795
Canadian Oil Sands Trust Unit                            29,400               789,075
CCL Inds Cl B                                            31,000               771,816
CGI Group Cl A                                          102,218(b)            816,082
EnCana                                                   67,600             3,435,120
Gildan Activewear                                        24,943(b)            581,682
Horizon North Logistics                                 114,400(b)             75,004
Ivanhoe Mines                                            39,000(b)            101,954
Potash Corp of Saskatchewan                              20,400             1,737,034
Precision Drilling Trust Unit                            36,300               391,635
ShawCor Cl A                                             77,300             1,170,775
Shoppers Drug Mart                                       39,400             1,517,208
Sino-Forest Cl A                                         91,200(b)            853,758
Suncor Energy                                            13,900               333,960
Teck Cominco Cl B                                        53,400               531,807
Tesco                                                    16,500(b)            187,770
Toronto-Dominion Bank                                    15,700               741,644
Uranium One                                             138,000(b)            116,818
UTS Energy                                               77,000(b)             58,791
Viterra                                                  62,800(b)            398,705
Xtreme Coil Drilling                                     14,600(b)             46,043
                                                                      ---------------
Total                                                                      17,437,364
-------------------------------------------------------------------------------------

CHILE (0.4%)
SQM ADR                                                  73,000             1,671,700
-------------------------------------------------------------------------------------

CHINA (0.9%)
China Mass Media Intl Advertising ADR                    65,200(b)            283,620
China Shipping Development Series H                     803,000               791,361
Jiangsu Expressway Series H                           1,572,000             1,099,606


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
16  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
CHINA (CONT.)
Mindray Medical Intl ADR                                 16,000              $344,960
Sinotrans Series H                                    2,100,000               471,572
TravelSky Technology Series H                           762,900               183,572
VisionChina Media ADR                                    23,800(b)            190,400
                                                                      ---------------
Total                                                                       3,365,091
-------------------------------------------------------------------------------------

CZECH REPUBLIC (0.2%)
Komercni Banka                                            4,400               670,981
-------------------------------------------------------------------------------------

DENMARK (1.2%)
Novo Nordisk Series B                                    51,000             2,733,692
Novozymes Series B                                       12,070               852,072
Vestas Wind Systems                                      26,025(b)          1,065,958
                                                                      ---------------
Total                                                                       4,651,722
-------------------------------------------------------------------------------------

FINLAND (1.6%)
Cargotec Series B                                        24,000               332,108
Fortum                                                   48,994             1,203,653
Jaakko Poyry Group                                       81,000             1,074,895
Nokia                                                   152,209             2,330,743
Ramirent                                                 90,000               362,740
Stockmann Series B                                       49,000               660,157
                                                                      ---------------
Total                                                                       5,964,296
-------------------------------------------------------------------------------------

FRANCE (5.0%)
ALSTOM                                                   31,243             1,547,971
APRIL Group                                              16,000               580,073
Carbone Lorraine                                         16,800               499,447
Eutelsat Communications                                  31,521               676,304
GDF Suez                                                 99,746             4,438,489
Gemalto                                                  25,040(b)            701,305
Hermes Intl                                              10,905             1,406,993
Hi-Media                                                 50,000(b)            127,113
Iliad                                                    11,000               869,650
Ingenico                                                 23,377               364,971
Meetic                                                   20,000(b)            281,912
Neopost                                                  12,000             1,004,314
Norbert Dentressangle                                    12,500               689,163
Pierre & Vacances                                        11,000               503,579
Rubis                                                    13,200               730,841
SR Teleperformance                                       28,979               625,105
SUEZ                                                         20                   867
Ubisoft Entertainment                                    15,290(b)            807,931
Unibail-Rodamco                                           8,131             1,219,095
Vallourec                                                 5,210               582,579
Vivendi                                                  50,233             1,312,582
                                                                      ---------------
Total                                                                      18,970,284
-------------------------------------------------------------------------------------

GERMANY (5.8%)
Bayer                                                    26,618             1,488,308
CTS Eventim                                              38,900               965,704
Deutsche Beteiligungs                                    17,500               232,702
E.ON                                                    137,121             5,245,880
ElringKlinger                                            54,500               444,214
GEA Group                                                48,989               705,725
Hamburger Hafen und Logistik                              9,000               301,349
MPC Muenchmeyer Petersen Capital                          3,000                28,225
Rational                                                  8,200               843,066
Rhon-Klinikum                                            84,100             1,808,085
RWE                                                      13,685             1,137,611
SAP                                                      72,747             2,566,811
SGL Carbon                                               25,902(b)            508,291
Siemens                                                  29,647             1,780,304
Takkt                                                    40,000               392,247
Tognum                                                   26,600               296,574
Vossloh                                                  13,900             1,058,633
Wacker Chemie                                             6,226               677,220
Wincor Nixdorf                                           28,100             1,220,124
ZhongDe Waste Technology                                 12,100               149,877
                                                                      ---------------
Total                                                                      21,850,950
-------------------------------------------------------------------------------------

GREECE (0.9%)
Alpha Bank                                               87,238             1,273,218
Intralot-Integrated Lottery Systems &
 Services                                               251,000             1,291,709
OPAP                                                     45,376               990,420
                                                                      ---------------
Total                                                                       3,555,347
-------------------------------------------------------------------------------------

HONG KONG (2.6%)
BOC Hong Kong Holdings                                  428,500               490,631
Cheung Kong Holdings                                     89,000               854,585
China Green Holdings                                  1,420,000             1,102,535


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
HONG KONG (CONT.)
FU JI Food & Catering Services Holdings                 737,000              $390,163
Global Digital Creations Holdings                     1,894,600(b)             21,758
Hang Seng Bank                                           64,400               803,597
Hong Kong Aircraft Engineering                           50,000               394,136
Hong Kong Exchanges and Clearing                        140,000             1,419,797
Hopewell Highway Infrastructure                       1,100,000               720,217
Hutchison Whampoa                                       249,000             1,345,642
Lenovo Group                                          1,257,000               381,138
Lifestyle Intl Holdings                                 860,000               574,081
Noble Group                                             642,000               467,559
REXCAPITAL Financial Holdings                         5,000,000(b)             92,400
TPV Technology                                        1,495,000               296,835
Wharf Holdings                                          172,000               343,198
Xinyu Hengdeli Holdings                               1,600,000               290,280
                                                                      ---------------
Total                                                                       9,988,552
-------------------------------------------------------------------------------------

INDIA (1.2%)
Asian Paints                                             48,446               948,029
Housing Development Finance                              33,000             1,197,876
Jain Irrigation Systems                                  77,000               480,755
Mundra Port and Special Economic Zone                    63,500               468,449
Shree Cement                                              8,350                68,553
Shriram Transport Finance                                80,000               355,023
United Phosphorus                                       380,000               837,318
                                                                      ---------------
Total                                                                       4,356,003
-------------------------------------------------------------------------------------

INDONESIA (0.1%)
Perusahaan Gas Negara                                 3,500,000               438,744
-------------------------------------------------------------------------------------

IRELAND (0.5%)
Paddy Power                                              24,500               417,623
United Drug                                             400,000             1,553,717
                                                                      ---------------
Total                                                                       1,971,340
-------------------------------------------------------------------------------------

ITALY (1.1%)
Amplifon                                                 69,500               108,379
Cobra Automotive Technologies                            30,000(b)             80,488
Compagnie Industriali Riunite                           453,100               486,566
Enel                                                    177,532             1,187,314
GranitiFiandre                                           62,000               295,298
Lottomatica                                              34,182               797,798
SABAF                                                    15,000               309,065
Terna -- Rete Elettrica Nationale                       253,964               818,778
                                                                      ---------------
Total                                                                       4,083,686
-------------------------------------------------------------------------------------

JAPAN (22.2%)
AEON Delight                                             35,000               862,450
AEON Mall                                                54,000             1,333,410
Ain Pharmaciez                                           35,000               670,836
AS ONE                                                   28,600               569,247
Asahi Breweries                                          80,900             1,335,726
Asics                                                    95,100               596,035
Astellas Pharma                                          23,900               962,931
Bank of Kyoto                                            76,000               799,648
Benesse                                                  18,700               785,636
Canon                                                    33,400             1,169,048
Chuo Mitsui Trust Holdings                              110,000               434,114
Cosel                                                    69,900               580,877
CyberAgent                                                  700               625,113
Daihatsu Motor                                           78,000               577,668
Daito Trust Construction                                 19,000               801,739
East Japan Railway                                          369             2,626,539
FamilyMart                                               22,900               907,531
Fast Retailing                                           17,163             1,830,225
FCC                                                      60,000               748,863
Fukuoka REIT                                                120               471,728
Glory                                                    35,000               501,729
Hamamatsu Photonics                                      25,000               555,031
Hisamitsu Pharmaceutical                                 26,200             1,092,308
Hitachi                                                 434,000             2,038,222


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
JAPAN (CONT.)
Hitachi Metals                                           68,000              $511,442
Honda Motor                                              49,900             1,241,129
Hosiden                                                  58,300               612,429
Ibiden                                                   35,000               654,910
ITOCHU                                                  189,000               999,097
Japan Pure Chemical                                          46               103,495
Japan Tobacco                                               621             2,203,721
Jupiter Telecommunications                                2,100             1,407,356
Kamigumi                                                130,000             1,034,514
Kansai Paint                                            370,000             2,065,596
Kansai Urban Banking                                     10,400                12,079
KDDI                                                        247             1,480,322
Keyence                                                   4,400               843,413
Kintetsu World Express                                   35,400               513,934
Konami                                                   31,000               560,973
Kurita Water Inds                                        30,600               698,367
Lawson                                                   20,900             1,021,801
Makita                                                   26,000               471,574
Marubeni                                                319,000             1,239,676
Mitsubishi                                              129,300             2,167,912
Mitsubishi Electric                                     272,000             1,686,687
Mitsubishi UFJ Financial Group                          426,000             2,677,806
Mitsui & Co                                             109,000             1,056,451
Mitsui Fudosan                                          121,000             2,111,225
Mitsui OSK Lines                                        184,000               961,100
Mitsui Sumitomo Insurance Group Holdings                 22,500               625,413
MIURA                                                    27,300               560,927
Nakanishi                                                 8,400               602,146
NGK Insulators                                           43,000               446,751
Nikon                                                    73,000             1,029,087
Nintendo                                                  8,900             2,860,443
Nippon Building Fund                                         90               865,051
Nippon Meat Packers                                      51,000               699,714
Nippon Residential Investment                               208               111,964
Nippon Yusen Kabushiki Kaisha                           179,000               865,828
Olympus                                                  27,000               520,484
ORIX JREIT                                                  140               641,964
Osaka Securities Exchange                                   255               838,156
Panasonic                                               165,000             2,657,857
POINT                                                    20,000               982,553
Rakuten                                                   2,104             1,043,324
Ryohin Keikaku                                           13,000               622,181
Seven Bank                                                  421             1,212,919
Shimano                                                  23,700               678,139
Shin-Etsu Chemical                                       47,000             2,499,005
Sony                                                     17,300               410,131
Square Enix Holdings                                     23,000               579,615
Suruga Bank                                             144,000             1,355,921
Sysmex                                                   16,800               522,045
T&D Holdings                                             18,300               699,279
T. Hasegawa                                              42,500               606,812
Tamron                                                   35,000               376,418
Tokio Marine Holdings                                    67,600             2,085,765
TOPCON                                                  127,800               719,522
Unicharm PetCare                                         31,300             1,104,766
Union Tool                                               25,600               567,829
Ushio                                                    45,000               608,096
USS                                                      11,000               673,940
Wacom                                                       413               364,760
Yokohama Rubber                                         126,000               618,424
Yusen Air & Sea Service                                  52,000               558,488
ZENRIN                                                   26,000               218,561
                                                                      ---------------
Total                                                                      83,647,941
-------------------------------------------------------------------------------------

LUXEMBOURG (0.7%)
ArcelorMittal                                            39,516             1,025,534
SES FDR                                                  82,000             1,474,624
                                                                      ---------------
Total                                                                       2,500,158
-------------------------------------------------------------------------------------

MEXICO (0.4%)
Financiera Independencia                                177,654               122,404
Grupo Aeroportuario del Sureste ADR                      24,000               773,760
Urbi Desarrollos Urbanos                                500,000(b)            751,283
                                                                      ---------------
Total                                                                       1,647,447
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

NETHERLANDS (5.0%)
Aalberts Inds                                            91,317              $833,948
Arcadis                                                  48,900               578,517
Fugro                                                    58,686             2,096,360
Imtech                                                   94,000             1,435,565
Koninklijke (Royal) KPN                                 177,259             2,495,490
Koninklijke Ahold                                       159,087             1,707,254
Koninklijke DSM                                          17,547               488,483
Koninklijke Vopak                                        39,126             1,268,153
Qiagen                                                   29,712(b)            423,313
Reed Elsevier                                           122,169             1,632,340
Royal Boskalis Westminster                               18,419               607,855
Smit Intl                                                13,400               903,800
Ten Cate                                                 74,320             1,575,191
Unilever                                                 70,309             1,693,811
Unit 4 Agresso                                           64,150               960,568
Wavin                                                    66,830               233,133
                                                                      ---------------
Total                                                                      18,933,781
-------------------------------------------------------------------------------------

NEW ZEALAND (0.1%)
Sky City Entertainment Group                            264,229               509,677
-------------------------------------------------------------------------------------

NORWAY (0.7%)
DNB NOR                                                     100                   580
Kongsberg Automotive                                     63,150(b)             34,429
StatoilHydro                                             84,200             1,694,523
Tandberg                                                 34,300               424,614
Yara Intl                                                29,770               622,312
                                                                      ---------------
Total                                                                       2,776,458
-------------------------------------------------------------------------------------

POLAND (--%)
ING Bank Slaski                                           1,200               172,178
-------------------------------------------------------------------------------------

PORTUGAL (0.2%)
Jeronimo Martins                                        140,138               714,902
-------------------------------------------------------------------------------------

RUSSIA (--%)
RBC Information Systems ADR                              10,450                56,221
-------------------------------------------------------------------------------------

SINGAPORE (1.2%)
CDL Hospitality Trusts                                1,344,500               613,571
ComfortDelGro                                           850,000               697,537
Mapletree Logistics Trust                             1,973,100               560,574
Mapletree Logistics Trust Series A                    1,479,825(e)            406,021
Olam Intl                                               800,000               704,547
Singapore Exchange                                      450,000             1,611,513
                                                                      ---------------
Total                                                                       4,593,763
-------------------------------------------------------------------------------------

SOUTH AFRICA (0.9%)
Impala Platinum Holdings                                 66,000               690,389
Mr Price Group                                          310,000               763,339
Naspers Series N                                         64,000             1,067,811
Randgold Resources ADR                                   29,500               914,795
                                                                      ---------------
Total                                                                       3,436,334
-------------------------------------------------------------------------------------

SOUTH KOREA (0.7%)
MegaStudy                                                 6,850               770,653
Sung Kwang Bend                                          41,000               388,458
Taewoong                                                 11,372               554,243
Woongjin Coway                                           50,700             1,044,103
                                                                      ---------------
Total                                                                       2,757,457
-------------------------------------------------------------------------------------

SPAIN (2.2%)
Grifols                                                  34,914               694,571
Iberdrola                                               118,651               858,415
Mapfre                                                  201,970               642,548
Red Electrica de Espana                                  17,800               779,920
Telefonica                                              293,252             5,427,624
                                                                      ---------------
Total                                                                       8,403,078
-------------------------------------------------------------------------------------

SWEDEN (1.4%)
Atlas Copco Series A                                    124,600             1,045,633
Hexagon Series B                                        172,710             1,131,917
HEXPOL                                                   49,196(b)            197,546
Modern Times Group Series B                              20,475               439,598
Nobia                                                   104,170               227,078
Nordea Bank                                              52,309               419,499
Oriflame Cosmetics SDR                                   16,296               509,397


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
SWEDEN (CONT.)
Securitas Systems Series B                              469,000              $475,887
Sweco Series B                                          139,000               852,467
                                                                      ---------------
Total                                                                       5,299,022
-------------------------------------------------------------------------------------

SWITZERLAND (9.8%)
ABB                                                      62,015(b)            813,600
Actelion                                                 28,586(b)          1,509,942
Aryzta                                                   44,100(b)          1,573,258
Burckhardt Compression Holding                            4,350               565,447
Geberit                                                  11,600             1,205,020
Givaudan                                                    750               510,995
Kuehne & Nagel Intl                                      24,500             1,483,177
Lonza Group                                              11,822               981,014
Nestle                                                  241,728             9,398,860
Novartis                                                156,762             7,955,898
Roche Holding                                            29,421             4,498,679
Sika                                                      1,200               946,047
Sonova Holding                                           18,810               781,465
Synthes                                                  11,061             1,427,153
Temenos Group                                            29,567(b)            370,260
Xstrata                                                  93,209             1,594,128
Zurich Financial Services                                 5,706             1,157,470
                                                                      ---------------
Total                                                                      36,772,413
-------------------------------------------------------------------------------------

TAIWAN (0.6%)
Everlight Electronics                                   282,975               427,848
Formosa Intl Hotels                                      81,800               561,209
GeoVision                                                60,000               249,087
President Chain Store                                   318,000               738,636
Wah Lee Industrial                                      341,755               321,115
                                                                      ---------------
Total                                                                       2,297,895
-------------------------------------------------------------------------------------

UNITED KINGDOM (16.5%)
Aggreko                                                 118,017               825,761
Anglo American                                           99,811             2,504,152
Autonomy                                                 72,059(b)          1,142,437
AVEVA Group                                              38,097               485,616
Babcock Intl Group                                      117,774               736,856
BAE Systems                                             345,074             1,939,469
BG Group                                                253,614             3,728,782
BHP Billiton                                            118,803             2,017,153
British American Tobacco                                136,293             3,738,076
Cable & Wireless                                        530,986             1,052,310
Capita Group                                            143,000             1,477,480
Chemring Group                                           23,376               599,650
Cobham                                                  360,988             1,097,003
Compass Group                                           273,250             1,270,518
Enterprise Inns                                         243,374               383,220
FirstGroup                                              129,189               852,453
G4S                                                     375,738             1,137,891
GAME Group                                              245,627               515,195
GlaxoSmithKline                                         317,051             6,094,410
HMV Group                                               277,241               444,041
IG Group Holdings                                       130,897               611,496
Imperial Tobacco Group                                  104,119             2,790,289
Informa                                                 128,200               434,297
Inmarsat                                                130,419               889,114
Intermediate Capital Group                               37,500               584,550
Intertek Group                                          182,176             2,157,327
Intl Power                                              316,111             1,130,783
John D Wood & Co                                        136,926               529,195
Keller Group                                             42,000               353,238
Northgate                                               110,000               226,328
Petrofac                                                 83,944               581,071
Prudential                                              274,748             1,380,024
Reckitt Benckiser Group                                  71,434             3,021,364
Rio Tinto                                                42,455             1,982,980
Rotork                                                  102,886             1,232,752
RPS Group                                               342,400               814,976
Serco Group                                             220,000             1,311,864
Smith & Nephew                                          110,000             1,007,104
Stagecoach Group                                        288,916               867,409
Standard Chartered                                      139,077             2,298,317
Tesco                                                   244,681             1,340,510
Tullett Prebon                                          153,390               587,789
Tullow Oil                                               36,000               305,704
Unilever                                                 97,311             2,185,970
Wm Morrison Supermarkets                                348,257             1,482,720
                                                                      ---------------
Total                                                                      62,149,644
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

UNITED STATES (1.7%)
Atwood Oceanics                                          58,000(b)         $1,593,840
BioMarin Pharmaceutical                                  28,000(b)            512,960
Bristow Group                                            13,500(b)            334,395
Central European Distribution                            38,000(b)          1,094,020
FMC Technologies                                         30,600(b)          1,070,694
iShares MSCI EAFE Index Fund                             39,938             1,782,033
Oceaneering Intl                                          5,000(b)            140,850
                                                                      ---------------
Total                                                                       6,528,792
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $519,162,871)                                                     $365,979,624
-------------------------------------------------------------------------------------



MONEY MARKET FUND (3.1%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 1.60%              11,780,597(d)        $11,780,597
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $11,780,597)                                                       $11,780,597
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $530,943,468)(f)                                                  $377,760,221
=====================================================================================



SUMMARY OF INVESTMENTS IN SECURITIES BY INDUSTRY

The following table represents the portfolio investments of the Fund by industry classifications as a percentage of total net assets at Oct. 31, 2008:

                                          PERCENTAGE OF
INDUSTRY                                    NET ASSETS        VALUE
-----------------------------------------------------------------------
Aerospace & Defense                            1.0%          $3,636,122
Air Freight & Logistics                        0.6            2,233,157
Auto Components                                0.5            1,926,418
Automobiles                                    0.5            1,818,797
Beverages                                      0.6            2,429,746
Biotechnology                                  1.2            4,578,391
Building Products                              0.5            1,888,776
Capital Markets                                0.6            2,247,867
Chemicals                                      4.0           15,309,467
Commercial Banks                               3.5           13,363,132
Commercial Services & Supplies                 1.6            6,240,689
Communications Equipment                       0.8            3,004,444
Computers & Peripherals                        0.8            2,964,162
Construction & Engineering                     1.3            4,788,072
Construction Materials                          --               68,553
Consumer Finance                               0.1              477,427
Containers & Packaging                         0.2              771,816
Distributors                                   0.1              290,280
Diversified Consumer Services                  0.4            1,556,289
Diversified Financial Services                 2.0            7,464,028
Diversified Telecommunication Services         2.8           10,734,188
Electric Utilities                             3.0           11,193,780


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
22  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                                          PERCENTAGE OF
INDUSTRY                                    NET ASSETS        VALUE
-----------------------------------------------------------------------
Electrical Equipment                           2.0%          $7,607,501
Electronic Equipment, Instruments &
  Components                                   2.1            7,770,213
Energy Equipment & Services                    2.2            8,142,628
Food & Staples Retailing                       3.3           12,533,799
Food Products                                  4.7           18,157,619
Gas Utilities                                  0.3            1,169,585
Health Care Equipment & Supplies               1.4            5,205,357
Health Care Providers & Services               1.3            4,930,956
Hotels, Restaurants & Leisure                  2.0            7,644,487
Household Durables                             1.7            6,487,079
Household Products                             0.8            3,021,364
Independent Power Producers & Energy
  Traders                                      0.3            1,130,783
Industrial Conglomerates                       1.0            3,612,512
Insurance                                      2.1            7,917,792
Internet & Catalog Retail                      0.4            1,435,571
Internet Software & Services                   0.1              281,912
IT Services                                    0.3              999,654
Leisure Equipment & Products                   0.6            2,083,644
Life Sciences Tools & Services                 0.5            1,852,315
Machinery                                      2.8           10,414,014
Marine                                         1.1            4,101,466
Media                                          2.9           10,911,644
Metals & Mining                                5.1           19,569,842
Multiline Retail                               0.5            1,856,419
Multi-Utilities                                1.5            5,576,967
Office Electronics                             0.6            2,173,362
Oil, Gas & Consumable Fuels                    3.5           13,249,050
Paper & Forest Products                        0.5            2,020,857
Personal Products                              0.3            1,099,758
Pharmaceuticals                                6.5           24,826,226
Professional Services                          1.4            5,334,807
Real Estate Investment Trusts (REITs)          1.3            4,889,968
Real Estate Management & Development           1.8            6,697,952
Road & Rail                                    1.5            5,726,855
Software                                       2.7           10,356,412
Specialty Retail                               1.4            5,436,371
Textiles, Apparel & Luxury Goods               1.4            5,398,335
Thrifts & Mortgage Finance                     0.3            1,197,876
Tobacco                                        2.3            8,732,086
Trading Companies & Distributors               1.7            6,293,435
Transportation Infrastructure                  1.8            6,963,984
Wireless Telecommunication Services            0.6            2,181,566
Other(1)                                       3.1           11,780,597
-----------------------------------------------------------------------
Total                                                      $377,760,221
-----------------------------------------------------------------------


(1) Cash & Cash Equivalents.


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

INVESTMENTS IN DERIVATIVES
FORWARD FOREIGN CURRENCY CONTRACTS OPEN AT OCT. 31, 2008



                         CURRENCY TO BE         CURRENCY TO BE     UNREALIZED     UNREALIZED
EXCHANGE DATE               DELIVERED              RECEIVED       APPRECIATION   DEPRECIATION
---------------------------------------------------------------------------------------------
Nov. 3, 2008                        474,700             775,375      $11,488             $--
                              British Pound         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                        422,254             344,627           --          (5,806)
                            Canadian Dollar         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                      1,348,178           1,741,044       23,331              --
                     European Monetary Unit         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                        502,030             335,375           --          (3,308)
                           Singapore Dollar         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                      1,781,042           1,570,695       35,114              --
                                Swiss Franc         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                        240,088             369,764        5,509              --
                                U.S. Dollar   Australian Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                        637,866             390,517           --          (9,446)
                                U.S. Dollar       British Pound
---------------------------------------------------------------------------------------------
Nov. 3, 2008                         83,940             102,848        1,414              --
                                U.S. Dollar     Canadian Dollar
---------------------------------------------------------------------------------------------
Nov. 3, 2008                         13,378              37,111           71              --
                                U.S. Dollar        Polish Zloty
---------------------------------------------------------------------------------------------
Nov. 3, 2008                         68,224             102,139          681              --
                                U.S. Dollar    Singapore Dollar
---------------------------------------------------------------------------------------------
Nov. 4, 2008                         80,423             103,842        1,375              --
                     European Monetary Unit         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 4, 2008                     56,034,950             577,510        8,526              --
                               Japanese Yen         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 4, 2008                         12,936               1,026           19              --
                               Mexican Peso         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 4, 2008                        630,413             383,230           --         (13,719)
                                U.S. Dollar       British Pound
---------------------------------------------------------------------------------------------
Nov. 4, 2008                        788,546             952,106        1,616              --
                                U.S. Dollar     Canadian Dollar
---------------------------------------------------------------------------------------------
Nov. 4, 2008                        649,617          63,023,713           --          (9,669)
                                U.S. Dollar        Japanese Yen
---------------------------------------------------------------------------------------------
Nov. 4, 2008                          7,075              10,388           --             (67)
                                U.S. Dollar    Singapore Dollar
---------------------------------------------------------------------------------------------
Nov. 5, 2008                          7,693               6,377           --              (7)
                            Canadian Dollar         U.S. Dollar
---------------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
24  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

FORWARD FOREIGN CURRENCY CONTRACTS OPEN AT OCT. 31, 2008
(CONTINUED)



                         CURRENCY TO BE         CURRENCY TO BE     UNREALIZED     UNREALIZED
EXCHANGE DATE               DELIVERED              RECEIVED       APPRECIATION   DEPRECIATION
---------------------------------------------------------------------------------------------
Nov. 5, 2008                         11,837              15,090           $9             $--
                     European Monetary Unit         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 5, 2008                      4,791,733              48,563           --             (94)
                               Japanese Yen         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 5, 2008                         23,817               1,848           --              (6)
                               Mexican Peso         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 5, 2008                        361,456             533,869           --          (6,896)
                                U.S. Dollar   Australian Dollar
---------------------------------------------------------------------------------------------
Nov. 5, 2008                        216,067             134,215           --             (87)
                                U.S. Dollar       British Pound
---------------------------------------------------------------------------------------------
Nov. 5, 2008                         12,534              18,588            6              --
                                U.S. Dollar    Singapore Dollar
---------------------------------------------------------------------------------------------
Nov. 6, 2008                      4,978,267              50,773          731              --
                               Japanese Yen         U.S. Dollar
---------------------------------------------------------------------------------------------
Nov. 6, 2008                        285,028             433,630        2,989              --
                                U.S. Dollar   Australian Dollar
---------------------------------------------------------------------------------------------
Nov. 6, 2008                         19,491           1,911,046           --            (281)
                                U.S. Dollar        Japanese Yen
---------------------------------------------------------------------------------------------
Total                                                                $92,879        $(49,386)
---------------------------------------------------------------------------------------------



NOTES TO PORTFOLIO OF INVESTMENTS


(A) Securities are valued by using procedures described in Note 1 to the financial statements.

(B)  Non-income producing.

(C)  Foreign security values are stated in U.S. dollars.

(D) Affiliated Money Market Fund -- See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at Oct. 31, 2008.

(E) Security valued by management at fair value according to procedures approved, in good faith, by the Board.

(F) At Oct. 31, 2008, the cost of securities for federal income tax purposes was $537,108,889 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                          $14,274,295
     Unrealized depreciation                         (173,622,963)
     ------------------------------------------------------------
     Net unrealized depreciation                    $(159,348,668)
     ------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  25

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
26  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES  -------------------------------------------
OCT. 31, 2008


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $519,162,871)                     $ 365,979,624
  Affiliated money market fund (identified cost $11,780,597)                 11,780,597
---------------------------------------------------------------------------------------
Total investments in securities (identified cost $530,943,468)              377,760,221
Capital shares receivable                                                       222,943
Dividends and accrued interest receivable                                     1,232,232
Receivable for investment securities sold                                     6,333,407
Receivable from the Investment Manager (Note 1)                                 272,508
Unrealized appreciation on forward foreign currency contracts                    92,879
---------------------------------------------------------------------------------------
Total assets                                                                385,914,190
---------------------------------------------------------------------------------------
LIABILITIES
Foreign currency overdraft                                                      408,258
Capital shares payable                                                          337,883
Payable for investment securities purchased                                   6,072,577
Unrealized depreciation on forward foreign currency contracts                    49,386
Accrued investment management services fees                                      10,225
Accrued distribution fees                                                         2,189
Accrued transfer agency fees                                                      1,989
Accrued administrative services fees                                                825
Accrued plan administration services fees                                             4
Other accrued expenses                                                          127,787
---------------------------------------------------------------------------------------
Total liabilities                                                             7,011,123
---------------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                        $ 378,903,067
---------------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                           $     808,978
Additional paid-in capital                                                  593,834,837
Undistributed net investment income                                             393,561
Accumulated net realized gain (loss)                                        (62,954,767)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign currencies       (153,179,542)
---------------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding capital stock  $ 378,903,067
---------------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                                    NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                           $190,233,626           40,703,983                       $4.67(1)
Class B                           $ 29,647,619            6,606,389                       $4.49
Class C                           $  3,212,928              717,874                       $4.48
Class I                           $155,259,864           32,753,046                       $4.74
Class R4                          $    549,030              116,504                       $4.71
-----------------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $4.95. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  27

STATEMENT OF OPERATIONS  -------------------------------------------------------
YEAR ENDED OCT. 31, 2008


INVESTMENT INCOME
Income:
Dividends                                                     $  16,167,508
Interest                                                             12,456
Income distributions from affiliated money market fund              739,119
Fee income from securities lending                                  385,329
  Less foreign taxes withheld                                    (1,602,354)
---------------------------------------------------------------------------
Total income                                                     15,702,058
---------------------------------------------------------------------------
Expenses:
Investment management services fees                               5,965,413
Distribution fees
  Class A                                                           850,640
  Class B                                                           586,365
  Class C                                                            55,865
Transfer agency fees
  Class A                                                           730,718
  Class B                                                           133,231
  Class C                                                            12,429
  Class R4                                                              569
Administrative services fees                                        511,522
Plan administration services fees -- Class R4                         2,845
Compensation of board members                                        14,027
Custodian fees                                                      340,490
Printing and postage                                                102,584
Registration fees                                                    66,850
Professional fees                                                    58,787
Other                                                                34,814
---------------------------------------------------------------------------
Total expenses                                                    9,467,149
  Expenses waived/reimbursed by the Investment Manager and
    its affiliates                                                 (277,382)
  Earnings and bank fee credits on cash balances                     (5,620)
---------------------------------------------------------------------------
Total net expenses                                                9,184,147
---------------------------------------------------------------------------
Investment income (loss) -- net                                   6,517,911
---------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                         (58,195,406)
  Foreign currency transactions                                    (527,664)
  Payment from the Investment Manager (Note 1)                      272,508
---------------------------------------------------------------------------
Net realized gain (loss) on investments                         (58,450,562)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities
  in foreign currencies                                        (346,344,916)
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies          (404,795,478)
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                  $(398,277,567)
---------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS   ------------------------------------------


YEAR ENDED OCT. 31,                                                    2008          2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                               $   6,517,911  $  3,223,383
Net realized gain (loss) on investments                         (58,450,562)   67,366,986
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities
  in foreign currencies                                        (346,344,916)  111,024,151
-----------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                   (398,277,567)  181,614,520
-----------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                      (5,169,467)   (5,430,875)
    Class B                                                        (406,035)     (726,414)
    Class C                                                         (43,456)      (53,672)
    Class I                                                      (4,396,109)   (2,910,651)
    Class R4                                                        (22,011)      (17,038)
  Net realized gain
    Class A                                                     (32,719,368)  (45,717,021)
    Class B                                                      (6,138,218)  (10,632,128)
    Class C                                                        (535,258)     (719,319)
    Class I                                                     (21,398,178)  (19,903,196)
    Class R4                                                       (113,730)     (130,787)
-----------------------------------------------------------------------------------------
Total distributions                                             (70,941,830)  (86,241,101)
-----------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                 77,216,186    91,165,060
  Class B shares                                                 13,383,385    13,363,532
  Class C shares                                                  1,658,037     1,781,272
  Class I shares                                                 66,690,223   103,076,679
  Class R4 shares                                                   335,202       500,016
Reinvestment of distributions at net asset value
  Class A shares                                                 36,915,197    50,077,720
  Class B shares                                                  6,452,602    11,205,402
  Class C shares                                                    567,790       756,571
  Class I shares                                                 25,792,822    22,811,365
  Class R4 shares                                                   133,795       144,540
Payments for redemptions
  Class A shares                                                (95,302,249)  (67,632,891)
  Class B shares                                                (24,045,485)  (25,134,569)
  Class C shares                                                 (1,633,319)   (1,068,002)
  Class I shares                                                (27,595,721)  (21,322,785)
  Class R4 shares                                                  (603,685)     (160,344)
-----------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                   79,964,780   179,563,566
-----------------------------------------------------------------------------------------
Total increase (decrease) in net assets                        (389,254,617)  274,936,985
Net assets at beginning of year                                 768,157,684   493,220,699
-----------------------------------------------------------------------------------------
Net assets at end of year                                     $ 378,903,067  $768,157,684
-----------------------------------------------------------------------------------------
Undistributed net investment income                           $     393,561  $  1,648,670
-----------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  29

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $10.54        $9.42        $8.05        $6.85        $5.80
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .07(b)       .04(b)       .02          .02           --
Net gains (losses) (both realized and
 unrealized)                                         (5.00)        2.70         2.04         1.33         1.05
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.93)        2.74         2.06         1.35         1.05
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.13)        (.17)        (.06)        (.01)          --
Distributions from realized gains                     (.81)       (1.45)        (.63)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.94)       (1.62)        (.69)        (.15)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.67       $10.54        $9.42        $8.05        $6.85
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $190         $418         $294         $216         $151
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.56%        1.61%        1.61%        1.79%        1.85%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.49%        1.61%        1.61%        1.74%        1.75%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .91%         .45%         .23%         .37%         .17%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                85%         104%         124%          67%          87%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (50.70%)(h)   33.56%       27.21%       19.89%       18.15%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.
(h) During the year ended Oct. 31, 2008, the Investment Manager reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $10.15        $9.12        $7.82        $6.69        $5.71
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(b)      (.03)(b)     (.05)        (.02)        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (4.80)        2.61         1.99         1.29         1.00
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.79)        2.58         1.94         1.27          .98
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.06)        (.10)        (.01)          --           --
Distributions from realized gains                     (.81)       (1.45)        (.63)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.87)       (1.55)        (.64)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.49       $10.15        $9.12        $7.82        $6.69
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $30          $75          $67          $58          $44
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         2.32%        2.37%        2.37%        2.56%        2.62%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     2.25%        2.37%        2.37%        2.51%        2.51%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .15%        (.30%)       (.53%)       (.39%)       (.59%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                85%         104%         124%          67%          87%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (51.01%)(h)   32.54%       26.19%       19.13%       17.16%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.
(h) During the year ended Oct. 31, 2008, the Investment Manager reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $10.14        $9.12        $7.81        $6.69        $5.71
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(b)      (.03)(b)     (.04)        (.02)        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (4.79)        2.61         1.99         1.28         1.00
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.78)        2.58         1.95         1.26          .98
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.07)        (.11)        (.01)          --           --
Distributions from realized gains                     (.81)       (1.45)        (.63)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.88)       (1.56)        (.64)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.48       $10.14        $9.12        $7.81        $6.69
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $3           $7           $4           $3           $3
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
  waiver/reimbursement(c),(d)                        2.32%        2.36%        2.37%        2.55%        2.61%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
  waiver/reimbursement(d),(e),(f)                    2.25%        2.36%        2.37%        2.51%        2.51%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .18%        (.31%)       (.53%)       (.41%)       (.60%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                85%         104%         124%          67%          87%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (50.99%)(h)   32.56%       26.34%       18.98%       17.16%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.
(h) During the year ended Oct. 31, 2008, the Investment Manager reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005      2004(B)
Net asset value, beginning of period                $10.68        $9.53        $8.13        $6.90        $6.62
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(c)       .09(c)       .06          .03          .02
Net gains (losses) (both realized and
 unrealized)                                         (5.07)        2.72         2.07         1.36          .26
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.96)        2.81         2.13         1.39          .28
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.17)        (.21)        (.10)        (.02)          --
Distributions from realized gains                     (.81)       (1.45)        (.63)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.98)       (1.66)        (.73)        (.16)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.74       $10.68        $9.53        $8.13        $6.90
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $155         $267         $128          $83          $21
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.10%        1.17%        1.14%        1.28%        1.36%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.10%        1.17%        1.14%        1.28%        1.35%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.36%         .96%         .67%         .95%         .55%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                85%         104%         124%          67%          87%
--------------------------------------------------------------------------------------------------------------
Total return                                       (50.46%)(j)   34.10%       27.86%       20.42%        4.23%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from March 4, 2004 (inception date) to Oct. 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.
(j) During the year ended Oct. 31, 2008, the Investment Manager reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $10.61        $9.48        $8.09        $6.88        $5.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .10(b)       .05(b)       .04          .02          .01
Net gains (losses) (both realized and
 unrealized)                                         (5.03)        2.72         2.06         1.34         1.05
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.93)        2.77         2.10         1.36         1.06
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.16)        (.19)        (.08)        (.01)          --
Distributions from realized gains                     (.81)       (1.45)        (.63)        (.14)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.97)       (1.64)        (.71)        (.15)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.71       $10.61        $9.48        $8.09        $6.88
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $1           $1           $1           $1          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.39%        1.46%        1.43%        1.61%        1.69%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.14%        1.46%        1.43%        1.57%        1.58%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.27%         .58%         .42%         .58%         .40%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                85%         104%         124%          67%          87%
--------------------------------------------------------------------------------------------------------------
Total return                                       (50.47%)(g)   33.70%       27.59%       20.07%       18.29%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(g) During the year ended Oct. 31, 2008, the Investment Manager reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Partners International Select Growth Fund (the Fund) (formerly RiverSource International Aggressive Growth Fund) is a series of RiverSource International Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource International Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of foreign issuers that are believed to offer strong growth potential.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At Oct. 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares, and the Investment Manager and the RiverSource affiliated funds-of-funds owned approximately 40% of the total outstanding fund shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at

--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options (OTC

--------------------------------------------------------------------------------
36  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


options) trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Option contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the New York Stock Exchange. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Oct. 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Oct. 31, 2008, the Fund had no outstanding futures contracts.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Oct. 31, 2008, foreign currency holdings consisted of multiple denominations, primarily Taiwan dollars.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the counterparty will not complete its contract obligations.

PAYMENT FROM THE INVESTMENT MANAGER
During the year ended October 31, 2008, the Investment Manager voluntarily reimbursed the Fund $272,508 for a loss on a trading error.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for

--------------------------------------------------------------------------------
38  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of foreign currency transactions, passive foreign investment company (PFIC) holdings, re-characterization of REIT distributions, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $2,264,058 and accumulated net realized loss has been increased by $2,264,058.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED OCT. 31,                          2008         2007
-----------------------------------------------------------------
CLASS A
Distributions paid from:
    Ordinary income....................  $15,404,879  $17,870,948
    Long-term capital gain.............   22,483,956   33,276,948
CLASS B
Distributions paid from:
    Ordinary income....................    2,326,184    3,619,559
    Long-term capital gain.............    4,218,069    7,738,983
CLASS C
Distributions paid from:
    Ordinary income....................      210,895      249,409
    Long-term capital gain.............      367,819      523,582
CLASS I
Distributions paid from:
    Ordinary income....................   11,089,888    8,326,501
    Long-term capital gain.............   14,704,399   14,487,346


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

YEAR ENDED OCT. 31,                          2008         2007
-----------------------------------------------------------------
CLASS R4
Distributions paid from:
    Ordinary income....................  $    57,588  $    52,628
    Long-term capital gain.............       78,153       95,197


At Oct. 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $   1,154,902
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $ (57,544,459)
Unrealized appreciation (depreciation)........  $(159,351,191)


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for periods beginning after Nov. 15, 2008. As of Oct. 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Nov. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.


--------------------------------------------------------------------------------
40  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 1.00% to 0.875% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper International Multi-Cap Growth Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $387,870 for the year ended Oct. 31, 2008. The management fee for the year ended Oct. 31, 2008 was 0.92% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENT
The Investment Manager has Subadvisory Agreements with Columbia Wanger Asset Management, L.P. and Principal Global Investors, LLC, each of which subadvises a portion of the assets of the Fund. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination, subject to the oversight of the Fund's Board, that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations. The Investment Manager contracts with and compensates each subadviser to manage the investment of the Fund's assets.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase. The fee for the year ended Oct. 31, 2008 was 0.08% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Oct. 31, 2008, other expenses paid to this company were $3,313.

COMPENSATION OF BOARD MEMBERS
Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets

--------------------------------------------------------------------------------
42  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $1,237,000 and $37,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of Oct. 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $525,032 for Class A, $34,314 for Class B and $956 for Class C for the year ended Oct. 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Oct. 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class A.............................................  1.49%
Class B.............................................  2.25
Class C.............................................  2.25
Class I.............................................  1.10
Class R4............................................  1.14


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $230,568
Class B..........................................    40,194
Class C..........................................     3,775




--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4..........................................  $2,845


Under an agreement which was effective until Oct. 31, 2008, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  1.55%
Class B.............................................  2.31
Class C.............................................  2.31
Class I.............................................  1.16
Class R4............................................  1.46


Effective Nov. 1, 2008, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  1.44%
Class B.............................................  2.21
Class C.............................................  2.20
Class I.............................................  1.00
Class R4............................................  1.30


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the year ended Oct. 31, 2008, the Fund's custodian and transfer agency fees were reduced by $5,620 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $564,610,837 and $537,440,667, respectively, for the year

--------------------------------------------------------------------------------
44  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



ended Oct. 31, 2008. Realized gains and losses are determined on an identified cost basis.

Income from securities lending amounted to $385,329 for the year ended Oct. 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $9,180 for the year ended Oct. 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. At Oct. 31, 2008, the Fund had no securities out on loan.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                         YEAR ENDED OCT. 31, 2008
                                     ISSUED FOR
                                     REINVESTED                        NET
                           SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                 9,579,779    4,410,418    (12,897,813)      1,092,384
Class B                 1,706,394      797,602     (3,286,721)       (782,725)
Class C                   217,544       70,445       (228,484)         59,505
Class I                 8,293,721    3,048,797     (3,626,193)      7,716,325
Class R4                   38,879       15,909        (77,559)        (22,771)
----------------------------------------------------------------------------------



                                         YEAR ENDED OCT. 31, 2007
                                      ISSUED FOR
                                      REINVESTED                       NET
                           SOLD     DISTRIBUTIONS   REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                  9,817,563    5,968,739    (7,345,717)       8,440,585
Class B                  1,492,177    1,378,278    (2,771,092)          99,363
Class C                    198,182       93,174      (119,238)         172,118
Class I                 11,219,874    2,693,195    (2,270,843)      11,642,226
Class R4                    51,641       17,146       (17,126)          51,661
----------------------------------------------------------------------------------


5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $273,191,101 and $285,991,659, respectively, for the year ended Oct. 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Oct. 31, 2008, can be found in the Portfolio of Investments


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended Oct. 31, 2008.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

7. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $57,544,459 at Oct. 31, 2008, that if not offset by capital gains will expire in 2016. It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.


--------------------------------------------------------------------------------
46  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


8. RISKS RELATING TO CERTAIN INVESTMENTS

FOREIGN/EMERGING MARKETS RISK
Investing in foreign securities may include certain risks and considerations not typically associated with investing in U.S. securities, such as fluctuating currency values and changing local and regional economic, political and social conditions, which may result in greater market volatility. In addition, certain foreign securities may not be as liquid as U.S. securities. Investing in emerging markets may accentuate these risks.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its

--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined

--------------------------------------------------------------------------------
48  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



from providing advisory and underwriting services to the Seligman Funds and other registered investment companies. Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

10. SUBSEQUENT EVENT

Effective Dec. 15, 2008, the Fund will pay custodian fees to JPMorgan Chase Bank, N.A. and, in addition, JPMorgan Chase Bank, N.A. will serve as the securities lending agent for the Fund.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  -----------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Partners International Select Growth Fund (the Fund), formerly the RiverSource International Aggressive Growth Fund, (one of the portfolios constituting the RiverSource International Managers Series, Inc.) as of October 31, 2008, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through October 31, 2006, were audited by other auditors whose report dated December 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
50  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Partners International Select Growth Fund of the RiverSource International Managers Series, Inc. at October 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
December 19, 2008


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  51

FEDERAL INCOME TAX INFORMATION  ------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Oct. 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................       100%
    Dividends Received Deduction for corporations................      6.48%
    U.S. Government Obligations..................................      0.00%


CAPITAL GAIN DISTRIBUTION - the Fund designates $41,852,396 to be taxed as long-term capital gain.

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
52  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource complex of funds that each Board member oversees consists of 162 funds, which includes 104 RiverSource funds and 58 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Funds, 1999-2006; former Governor of  None
901 S. Marquette Ave.      1999                  Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley College
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 69                     2002

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  53

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (bank holding company) and its principal subsidiary,
Age 64                                           Great Western Bank (federal savings bank)
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C.; Director, Vibration       Lead Outside
901 S. Marquette Ave.      2008                  Control Technologies, LLC (auto vibration technology);   Director, Digital
Minneapolis, MN 55402                            Director and Chairman, Highland Park Michigan Economic   Ally, Inc. (digital
Age 66                                           Development Corp; and Chairman, Detroit Public Schools   imaging); and
                                                 Foundation. Formerly, Chairman and Chief Executive       Infinity, Inc. (oil
                                                 Officer, Q Standards Worldwide, Inc. (library of         and gas exploration
                                                 technical standards); Director, Kerr-McGee Corporation   and production);
                                                 (diversified energy and chemical company); Trustee, New  Director, OGE Energy
                                                 York University Law Center Foundation; Vice Chairman,    Corp. (energy and
                                                 Detroit Medical Center and Detroit Economic Growth       energy services
                                                 Corp.                                                    provider offering
                                                                                                          physical delivery
                                                                                                          and related services
                                                                                                          for both electricity
                                                                                                          and natural gas)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceutical, Inc.
Minneapolis, MN 55402                            Biotech                                                  (biotechnology);
Age 64                                                                                                    Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
54  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. and President,
Financial Center           Vice President since  Chairman of the Board and Chief Investment Officer,
Minneapolis, MN 55474      2002                  RiverSource Investments, LLC since 2005; Director,
Age 48                                           President and Chief Executive Officer, Ameriprise
                                                 Certificate Company and Chairman of the Board, Chief
                                                 Executive Officer and President, RiverSource
                                                 Distributors, Inc. since 2006; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc. and Chairman of the Board and Chief
                                                 Investment Officer, RiverSource Investments, LLC, 2001-
                                                 2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  55

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           since 2006; Director and Vice President -- Asset
Minneapolis, MN 55474                            Management, Products and Marketing, RiverSource
Age 43                                           Distributors, Inc. since 2006; Managing Director and
                                                 Global Head of Product, Morgan Stanley Investment
                                                 Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004
--------------------------------------------------------------------------------------------------------

Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 44                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Vice President -- Asset Management and Trust Company
5228 Ameriprise Financial  2006                  Services, RiverSource Investments, LLC since 2006; Vice
Center Minneapolis, MN                           President -- Operations and Compliance, RiverSource
55474                                            Investments, LLC, 2004-2006; Director of Product
Age 43                                           Development -- Mutual Funds, Ameriprise Financial,
                                                 Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 53
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 49                                           since 2006; Vice President, General Counsel and
                                                 Secretary, Ameriprise Certificate Company since 2005;
                                                 Vice President -- Asset Management Compliance,
                                                 Ameriprise Financial, Inc., 2004-2005; Senior Vice
                                                 President and Chief Compliance Officer, USBancorp Asset
                                                 Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Jennifer D. Lammers        Chief Compliance      U.S. Asset Management Chief Compliance Officer,
172 Ameriprise Financial   Officer since 2006    RiverSource Investments, LLC since 2006;
Center                                           Director -- Mutual Funds, Voyageur Asset Management,
Minneapolis, MN 55474                            2003-2006; Director of Finance, Voyageur Asset
Age 48                                           Management, 2000-2003

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
56  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Neysa M. Alecu             Money Laundering      Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise Financial  Prevention Officer    Ameriprise Financial, Inc. since 2004; Manager Anti-
Center                     since 2004            Money Laundering, Ameriprise Financial, Inc., 2003-
Minneapolis, MN 55474                            2004; Compliance Director and Bank Secrecy Act Officer,
Age 44                                           American Express Centurion Bank, 2000-2003
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
 RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT  57

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
58  RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND -- 2008 ANNUAL REPORT

RIVERSOURCE PARTNERS INTERNATIONAL SELECT GROWTH FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2008 RiverSource Distributors, Inc.                           S-6243 M (12/08)